Exhibit 10.3

ESCROW AND LOCK-UP AGREEMENT dated April  , 2007, by and among Sohel Kapadia ("Seller"), Reliablecom, Inc. ("Purchaser"), SK3 Acquisition Corp., a Delaware corporation (“Parent”), and Sichenzia Ross Friedman Ference LLP ("Escrow Agent").

W I T N E S S E T H

WHEREAS, Seller, Parent and Purchaser are parties to that certain Stock Purchase Agreement, dated April    , 2007 (the "Purchase Agreement"); and

WHEREAS, the Purchase Agreement provides for the issuance of 85,000 shares of series A convertible preferred stock of Parent to the Seller (“Parent Shares”), which shares are convertible into 4,250,000 shares of Parent common stock under certain circumstances (the “Parent Common Shares”); and

WHEREAS, the Seller and Sohel Distributors Inc. are parties to an employment agreement of even date herewith (the “Employment Agreement”); and

WHEREAS, the parties wish to provide for the restrictions on sale and the escrow of the Parent Shares; and

WHEREAS, Escrow Agent is willing to retain Parent Shares as escrow agent upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants, agreements, representations and warranties contained herein, the parties hereby agree as follows:

1.

Seller and Purchaser hereby appoint Escrow Agent to serve as the escrow agent under this Escrow Agreement and Escrow Agent accepts such appointment, subject to the terms and conditions hereof.

2.

(a)  Escrow Agent hereby acknowledges receipt of the Parent Shares and executed stock powers relating to such shares from Seller.  Escrow Agent agrees to hold the Parent Shares and stock powers deposited into escrow (collectively, the "Escrowed Property") in accordance with the terms and conditions contained herein.

(b)   (X) Seller agrees that for a period of one year from the date of this Agreement (the “Trading Date”), the Seller will not sell, pledge, transfer, hypothecate or otherwise dispose of the Parent Shares, other than (i) in connection with an offer made to all stockholders of the Company or any merger, consolidation or similar transaction involving the Company, or (ii) with the prior written consent of the Parent.  After the Trading Date, the Seller agrees not to sell, pledge, transfer, hypothecate or otherwise dispose of more than 100,000 Parent Common Shares or 2,000 Parent Shares owned by the Seller during any fiscal quarter, provided that during such quarter the Seller will be entitled to a Quarterly Payout or Annual Payout, as such terms are defined in the Employment Agreement. In the event the Seller is the owner of shares of Parent Shares convertible into less than 500,000 Parent Common Shares, the Seller agrees not to sell, pledge, transfer, hypothecate or otherwise dispose of more than five percent (5%)

of the Parent Common Shares owned by the Seller during any fiscal quarter, provided that during such quarter the Seller will be entitled to a Quarterly Payout or Annual Payout, as such terms are defined in the Employment Agreement.  All of such restrictions shall terminate upon the earlier of (i) the date on which the Employment Agreement is terminated by Sohel Distributors Inc. without cause (as defined in the Employment Agreement), or (ii) three years after the date of this Agreement and all Parent Shares or Parent Common Shares then remaining shall be delivered to the Seller.

(Y)  In the event shares of Parent Stock or Parent Common Shares are required to be cancelled pursuant to section 2.2 of the Purchase Agreement, the Escrow Agent shall deliver such shares to the Parent upon the written certification of the Parent as to the number of such shares to be delivered.

3.

Pending the delivery of the Escrowed Property out of escrow as provided herein, Escrow Agent hold all securities constituting the Escrowed Property in its custody in accordance with the terms of this Escrow Agreement.

4.

Escrow Agent shall, from time to time, deliver all or some of the securities then constituting the Escrowed Property to Seller and Purchaser in accordance with such written instructions, jointly executed by Purchaser and Seller, as Escrow Agent may receive.

5.

Escrow Agent shall not be under any duty to give the Escrowed Property any greater degree of care than it gives its own similar property, and it shall have no liability hereunder, except for the willful breach of its duties hereunder.

6.

Escrow Agent shall have no duties or responsibilities except those expressly set forth herein, and no implied duties or obligations should be read into this Escrow Agreement against Escrow Agent.  Escrow Agent need not refer to, and will not be bound by, the provisions of any other agreement.

7.

Escrow Agent may consult with counsel and shall be fully protected with respect to any action taken or omitted by it in good faith on advice of counsel.

8.

Escrow Agent makes no representation as to the validity, value, genuineness or the collectibility of any security or other document or instrument held by or delivered to it.

9.

Escrow Agent will receive no compensation for its services hereunder.

10.

In the event that Escrow Agent shall be uncertain as to its duties or rights hereunder, or shall receive instructions from Seller or Purchaser, or both, with respect to the Escrowed Property, which, in its opinion, are in conflict with any of the provisions hereof (i) it shall be entitled to refrain from taking any action, and in doing so shall not become liable in any way or to any person for its failure or refusal to comply with such conflicting demands, and it shall be entitled to continue so to refrain from acting and so refuse to act until it shall be directed otherwise, in writing, jointly by Seller and Purchaser or until it shall receive a final determination of a court of law, arbitration panel, or similar adjudicative body, or (ii) it may commence as interpleader action in any court of competent jurisdiction to seek an adjudication of the rights of Seller and Purchaser.

11.

Escrow Agent may act in reliance upon any notice, instruction, certificate, statement, request, consent, confirmation, agreement or other instrument which it believes to be genuine and to have been signed by a proper person or persons, and may assume that any of the officers of Seller or Purchaser purporting to act on behalf of Seller or Purchaser in giving any such notice or other instrument in connection with the provisions hereof has been duly authorize to do so.

12.

In the event that Escrow Agent shall by written notice request of Seller and Purchaser instructions jointly executed by them regarding any matter arising in connection with this Escrow Agreement, and such parties shall not, within fifteen (15) days after the giving of such notice, deliver to Escrow Agent written instructions reasonably satisfactory to Escrow Agent in relation to such matter, Escrow Agent may retain counsel to advise it in such connection or act pro se.

13.

(a)

 In the event that Escrow Agent retains counsel or otherwise incurs any legal fees by virtue of any provision of this Escrow Agreement, the reasonable fees and disbursements of such counsel and any other liability, loss or expense which it may thereafter suffer or incur in connection with this Escrow Agreement or the performance or attempted performance in good faith of its duties hereunder shall be paid (or reimbursed to it) by Seller and Purchaser, jointly and severally.  In the event that Escrow Agent shall become a party to any litigation in connection with its functions as Escrow  Agent pursuant to this Escrow Agreement, whether such litigation shall be brought by or against it, the reasonable fees and disbursements of counsel to Escrow Agent and the amounts attributable to services rendered by members or associates of Escrow Agent at the then prevailing hourly rate charged by them and disbursements incurred by them, together with any other liability, loss or expense which it may suffer or incur in connection therewith, shall be paid (or reimbursed to it) by Seller and Purchaser, jointly and severally, unless such loss, liability or expense is due to the willful breach by Escrow Agent of its duties hereunder.

(b)

Seller and Purchaser jointly and severally hereby unconditionally agree to indemnify Escrow Agent and hold it harmless from and against any and all taxes (including Federal, state and local taxes of any kind and other governmental charges), expenses, damages, actions, suits or other charges incurred by or brought or assessed against it for (i) anything done or omitted by it in the performance of its duties hereunder, or (ii) an account of its acting in its capacity as an Escrow Agent or stakeholder hereunder, except as a result of its willful breach of its duties under this Escrow Agreement.

(c)

All expenses incurred by Escrow Agent in connection with the performance of its duties hereunder shall be paid (or reimbursed to it) by Seller and Purchaser, jointly and severally.

(d)

The agreements contained in this paragraph 13 shall survive any termination of the duties of Escrow Agent hereunder.

14.

Escrow Agent may resign at any time and be discharged from its duties as Escrow Agent hereunder by giving seller and Purchaser at least fifteen (15) days' prior written notice thereof.  As soon as practicable after its resignation, Escrow Agent shall turn over to the successor escrow agent appointed by Seller and Purchaser the Escrowed Property then held by Escrow Agent upon presentation of the document appointing the new Escrow Agent and its acceptance thereof.  If no new Escrow Agent is so appointed within thirty (30) days following such notice of resignation, Escrow Agent may deposit the Escrowed Property with, and commence an inter-pleader or other appropriate action in, any court of competent jurisdiction.

15.

Escrow Agent shall have no responsibility for the contents of any writing of any arbitrator contemplated herein and may rely without liability upon the contents thereof.

16.

The terms and provisions of this Escrow Agreement may not be waived, discharged or terminated orally, but only by an instrument in writing signed by the person or persons against whom enforcement of the discharge, waiver or termination is sought.

17.

Escrow Agent shall not be bound by any modification of the provisions of this Escrow Agreement, unless such modification is in writing and signed by Seller and Purchaser, and, with respect to any modification in its duties or its rights of indemnification hereunder, it shall have given its prior written consent thereto.

18.

Purchaser and Seller shall, from time to time, execute such documents and perform such acts as Escrow Agent may reasonably request and as may be necessary to enable Escrow Agent to perform its duties hereunder or effectuate the transactions contemplated by thus Escrow Agreement.

19.

The rights created by this Agreement shall inure to the benefit of, and the obligations created hereby shall be binding upon, the heirs, successors, assigns and personal representatives of Escrow Agent, Purchaser and Seller.

20.

This Escrow Agreement shall be governed by, and its provisions construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be duly executed as of the day and year first above written.

RELIABLECOM, INC.

By:____________________________________

     Name:  Sajid Kapadia

       Title:  President

SK3 ACQUISITION CORP.

By:____________________________________

     Name:  Sajid Kapadia

       Title:  President

Seller:

____________________________________

SOHEL KAPADIA

SICHENZIA ROSS FRIEDMAN FERENCE LLP

By:________________________________________

     Name:  Thomas A. Rose

                   Title:   Partner

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